EXHIBIT I



                           JOINT FILING AGREEMENT



          In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D dated July 15, 1996 with respect to the Common Stock, par value $.01 per share, of American Mobile Satellite Corporation, a Delaware corporation. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby executes this Agreement this 15th day of July 1996.

                         SINGAPORE TELECOMMUNICATIONS LTD.



                         By:/s/ Chia Choon Wei
                            ______________________________
                            Name:     Dr. Chia Choon Wei
                            Title:    Vice President


                         TEMASEK HOLDINGS (PRIVATE) LTD.



                         By:/s/ Janet Seow
                            _____________________________
                            Name:     Janet Seow
                            Title:    Company Secretary

                        [ Exhibit II previously filed  ]



                        [ Exhibit III previously filed ]



                        [ Exhibit IV previously filed  ]



                        [ Exhibit V previously filed   ]



                        [ Exhibit VI previously filed  ]